Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165486 on Form S-3 of our reports dated April 16th, 2012, relating to the consolidated financial statements of China GengSheng Minerals, Inc. (which report expresses an unqualified opinion).

PKF
Certified Public Accountants
Hong Kong, China

November 8, 2012